UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Convertible Note Financing

On June 21, 2018 (the “Subscription Date”), pursuant to a securities purchase agreement (“SPA”) entered into by Helios and Matheson Analytics Inc. (the “Company,” “we,” “our” and “us”) and the institutional investors party to the SPA (the “Buyers”), the Company agreed to sell and issue to the Buyers 20,500 shares of Series A Preferred Stock of the Company (the “Preferred Stock”) and Series B-2 senior secured convertible notes in the aggregate principal amount of $164,000,000 (which includes an approximate 15.0% original issue discount) (the “Convertible Notes”), for total consideration consisting of an aggregate cash payment to the Company of $20,500,000 and secured promissory notes payable by the Buyers to the Company (the “Investor Notes”) in an aggregate principal amount of $139,400,000 (collectively, the “Financing”). The date on which the Preferred Stock and the Convertible Notes will be issued is referred to in this Current Report on Form 8-K (this “Current Report”) as the “Closing Date.”

Unless earlier converted or redeemed, the Convertible Notes will mature on the second anniversary of the Closing Date. The Company is required to redeem the Convertible Notes at the option of the Buyers (i) from and after 7 months from the date of any prepayment by the Buyers in connection with the Investor Notes; (ii) if the Company completes a subsequent public or private offering of debt or equity securities, including equity-linked securities (subject to certain excluded issuances); (iii) upon a cash prepayment of any promissory note issued to the Company as payment of all, or any part, of the purchase price of any note or convertible note issued by the Company; (iv) upon the exercise of an option or right to subscribe for common stock or convertible securities of the Company; (v) upon the occurrence of an Event of Default, including a Bankruptcy Event of Default (each, as defined in the Convertible Notes); or (vi) in the event of a Change of Control (as defined in the Convertible Notes). Except for a redemption following an Event of Default, which may be paid with cash or shares of the Company’s common stock at the election of the Buyers, the Company will be required to redeem the Convertible Notes with cash. The Convertible Notes and the shares of common stock into which the Convertible Notes may be converted (collectively, the “Conversion Shares”) are sometimes referred to in this Current Report as the “Securities.” All amounts outstanding under the Convertible Notes will be secured by the Investor Notes and all proceeds therefrom. The Convertible Notes will not be secured by, and the Investors will not have a lien on, any assets of the Company other than the Investor Notes.

As a condition to closing the Financing, MoviePass Inc. (“MoviePass”) will be obligated to guaranty the obligations arising under the Convertible Notes pursuant to the form of Guaranty attached as an exhibit to the SPA (the “MoviePass Guaranty”).

The Company is permitted to use the net proceeds from the sale of the Convertible Notes for general corporate purposes, transaction expenses and, subject to the rules of the Nasdaq Stock Market (“Nasdaq”), for acquisitions.

In accordance with terms of the SPA, the Company is obligated to convene a special meeting of its stockholders (i) not later than October 18, 2018, to approve, to the extent required by Nasdaq Listing Rule 5635, the issuance of all shares of common stock of the Company that may be issued pursuant to the terms of the Convertible Notes, and (ii) not later than July 18, 2018, to approve a reverse stock split of the common stock of the Company.

The Preferred Stock

Dividends

The Preferred Stock will not accrue dividends.

Conversion

The Preferred Stock will not be convertible into common stock.

Voting Rights

Each holder of Preferred Stock will be entitled to the whole number of votes equal to the number of shares of the Company’s common stock equal to the purchase price of the Preferred Stock then held by such holder (calculated as the portion of the aggregate purchase price for all of the Preferred Stock attributable to the shares of Preferred Stock then held by such holder); divided by $0.312 (which is equal to the last Nasdaq closing bid price of the common stock preceding the execution of the SPA). However, the amount of votes with respect to the Preferred Stock held by any Buyer, when aggregated with any other voting securities of the Company held by such Buyer, will not exceed 19.9% of the outstanding voting power of the Company calculated as of the Subscription Date (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

Redemption

From and after the time when the first 15% of the aggregate principal amount of any Convertible Note is paid or converted in accordance with the terms of the Convertible Notes, the Company will have the right to redeem all or a portion of the Preferred Stock held by the holder of that Convertible Note at a price per share equal to the par value of the Preferred Stock ($0.01 per share). The holder(s) of the Preferred Stock may require the Company to redeem some or all the shares of Preferred stock at any time at a price per share equal to the par value of the Preferred Stock ($0.01 per share).

Transfer

Each holder of the Preferred Stock will not be permitted to transfer such holder’s Preferred Stock prior to the time when at least 15% of the aggregate principal amount of such holder’s Convertible Note has been converted or paid.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Company, the holder(s) of the shares of Preferred Stock will be entitled to receive in cash out of the assets of the Company, before any amount is paid to the holders of any junior stock, an amount per share of Preferred Stock equal to 100% of the stated value per share (which is equal to $0.01) plus $0.01.

The Convertible Notes

At the Closing, the Convertible Notes will be issued to the Buyers in consideration of the Investor Notes. The aggregate initial principal amount of the Convertible Notes is $164,000,000 (which includes an approximate 15.0% original issue discount). Upon issuance, (i) $24,600,000 in principal amount of the Convertible Notes will consist of “Unrestricted Principal”, meaning principal that may be converted at any time and is not subject to netting against any Investor Notes as further described below, and (ii) the balance of the principal amount under the Convertible Notes upon issuance, equal to $139,400,000, will consist entirely of “Restricted Principal”, which is defined as that portion of the principal amount of a Convertible Note that equals the outstanding principal amount of a corresponding Investor Note. The principal amount of each Investor Note is subject to reduction through prepayments by the applicable Buyer of the Investor Note given by the Buyer to the Company or, upon maturity or redemption of the Convertible Notes, by netting the amount owed by the Buyer under such Investor Note against a corresponding amount of Restricted Principal to be canceled under the Buyer’s Convertible Note. Each prepayment under the Investor Notes will convert a corresponding amount of Restricted Principal under the Convertible Notes into “Unrestricted Principal” that may be converted into common stock.

The Convertible Notes will bear interest at a rate of (i) 5.25% per annum with respect to any Restricted Principal, and (ii) 10% per annum with respect to any Unrestricted Principal

Payment of Interest

Interest on the Convertible Notes will be capitalized on each quarterly interest payment date starting July 1, 2018 by adding the interest to the then outstanding principal amount of the Convertible Notes. Interest may also be paid by inclusion in the “Outstanding Amount”, which is defined in the Convertible Notes as the principal amount to be converted or redeemed, accrued and unpaid interest with respect to such principal amount, accrued and unpaid late charges, if any, and the “Make-Whole Amount.” The “Make-Whole Amount” is defined as the amount of any interest that, but for a conversion or redemption, would have accrued with respect to the Outstanding Amount of principal being redeemed or converted under the Convertible Notes, for the period from the applicable date of conversion or redemption date through the maturity date of the Convertible Notes. No Make-Whole Amount will be payable under the Convertible Notes with respect to any portion of Restricted Principal after the cancellation of such Restricted Principal pursuant to netting under the Convertible Notes, the Investor Notes or the Master Netting Agreement (as defined below), as applicable. In the event of an event of default interest under the Convertible Notes may be increased to 15% during the first 30 days following the occurrence and continuance of an event of default and to 18% thereafter (the “Default Rate”).

Conversion of the Convertible Notes

The Buyers may elect, at any time after the Company obtains approval by its stockholders to either increase its authorized shares of common stock or effect a reverse stock split, to convert the Convertible Notes into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The “Conversion Price” is $1.00 per share (subject to anti-dilution adjustment as described in the Convertible Notes).

Beneficial Ownership Limitations on Conversion and Issuance

The Convertible Notes may not be converted and shares of the Company’s common stock may not be issued under the Convertible Notes if, after giving effect to the conversion or issuance, the Buyer together with its affiliates would beneficially own more than 4.99% or 9.99%, as elected by the Buyer, of the Company’s outstanding shares of common stock. At the Buyer’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 4.99% or 9.99%, as elected by the Buyer, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Redemption of the Convertible Notes

Provided there has been no Equity Conditions Failure (as defined in the Convertible Notes) and no senior convertible bridge notes issued by the Company on November 7, 2017 (the “November Notes”), convertible notes issued by the Company on January 11, 2018 (the “January Notes”), or shares of the Preferred Stock remain outstanding or any Unrestricted Principal remains outstanding under the Convertible Notes, the Company will have the right to redeem all, but not less than all, of the Outstanding Amount remaining unpaid under the Convertible Notes. The portion of the Convertible Notes subject to redemption can be redeemed by the Company in cash at a price equal to 115% of the amount being redeemed. Under the Convertible Notes, the Company may reduce, on a dollar for dollar basis, the Restricted Principal by the surrender for cancellation of such portion of the corresponding Investor Notes equal to the amount of Restricted Principal included in the redemption.

The Buyers have the right to require the Company to redeem the Convertible Notes (i) at the option of the Buyers from and after 7 months from the date of any prepayment by the Buyers in connection with the Investor Notes; (ii) if the Company completes a subsequent public or private offering of debt or equity securities, including equity-linked securities (subject to certain excluded issuances); (iii) upon a cash prepayment of any promissory note issued to the Company as payment of all, or any part, of the purchase price of any note or convertible note issued by the Company; (iv) upon the exercise of an option or right to subscribe for common stock or convertible securities of the Company; (v) upon the occurrence of an Event of Default, including a Bankruptcy Event of Default (as defined in the Convertible Notes); or (vi) in the event of a Change of Control. Except for a redemption required by an Event of Default, which may be paid with cash or shares of the Company’s common stock at the election of the Buyers, the Company will be required to redeem the Convertible Notes with cash.

Events of Default

The Convertible Notes contain customary events of default including but not limited to: (i) a suspension from trading or a failure to maintain the listing of the Company’s common stock for a period of 5 trading days; (ii) after a conversion by the Buyer, the failure by the Company to deliver the common stock for a period of 5 trading days; (iii) the failure to reserve a number of shares of the Company’s common stock to permit a Buyer to fully convert the principal, interest, late charges, if any, and Make-Whole Amounts under the Convertible Notes, to the extent required by the Convertible Notes; (iv) the failure by the Company or any subsidiary to make payments when due under the Convertible Notes; (v) upon a conversion by the Buyer, the failure by the Company to remove a restrictive legend from shares of the Company’s common stock if permitted by the applicable securities laws; (vi) breaches of covenants; (vii) bankruptcy or insolvency; (viii) the failure to pay indebtedness when due; and (ix) the failure of the grant of the security interest in the Investor Notes to create a first priority lien against the Investor Notes.

As indicated above, following an event of default, the Buyers may require the Company to redeem all or any portion of the Convertible Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Buyers, at a price equal to the Event of Default Redemption Price (as defined in the Convertible Notes).

The Company must immediately redeem the Convertible Notes in cash upon the occurrence of a Bankruptcy Event of Default (as defined in the Convertible Notes).

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the Outstanding Amount to be redeemed and (ii) the product of (X) the Outstanding Amount to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest closing sale price of the Company’s common stock on any trading day during the period commencing on the date preceding such event of default and ending on the date the Company makes the entire payment required to be made under the Convertible Notes.

In addition, following an event of default, the Buyers will have the right to convert the Convertible Notes at the “Alternate Conversion Event of Default Price” which means, with respect to each such conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the date of the conversion, and (ii) the greater of (A) the Default Floor Price (which means (i) at any time prior to the Stockholder Approval Date (as defined in the SPA), the Floor Price (as defined in the Convertible Notes) (initially, $1.00) or (ii) at any time on or after the Stockholder Approval Date, $0.0624 (or such lower price as mutually determined by the Company and the Buyers in writing, subject to the prior consent of Nasdaq)), and (B) 75% of the lowest volume weighted average price of the Company’s common stock for each of the 30 consecutive trading days ending and including the trading day of delivery or deemed delivery of the applicable notice of conversion.

Fundamental Transactions

The Convertible Notes will prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market, assumes in writing all of the Company’s obligations under the Convertible Notes.

Rights Upon Issuance of Other Securities

After the Stockholder Approval Date (as defined in the SPA), whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock (including options and convertible securities but excluding any Excluded Securities, as defined in the SPA) for a consideration per share less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the “New Issuance Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. Prior to the Stockholder Approval Date (as defined in the SPA), the New Issuance Price following any Dilutive Issuance will not be less than the Floor Price (as defined in the Convertible Notes).

Note Purchase Agreement

The Investor Notes will be issued as payment in full for the Convertible Notes pursuant to the terms and conditions of a note purchase agreement entered into by the Company and each Buyer (collectively, the “Note Purchase Agreements”).

Investor Notes

The Investor Notes will be payable in full on the forty-second anniversary of the Closing Date, although the Buyers may prepay the Investor Notes in whole or in part, without premium or penalty, at any time. The Investor Notes accrue interest at an annual rate of 2.83%. The Buyers’ obligation to pay the Company the principal amount of the Investor Notes is to be secured with cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country, or certain other securities, in each case having a value equal to the principal amount of the Investor Notes. The Investor Notes are also subject to mandatory prepayment, in whole or in part, at any time (i) if the Company receives a conversion notice from a Buyer in which all or any part of the principal of the Convertible Notes to be converted includes any Restricted Principal and (ii) the Buyer receives a confirmation from the Company’s transfer agent that it has been irrevocably instructed by the Company to deliver to the Buyer the shares of the Company’s common stock to be issued pursuant to the conversion notice. Subject to the satisfaction of certain Equity Conditions, whenever the closing bid price of our common stock exceeds 110% of the Conversion Price of the Convertible Notes for a period of two trading days, we have the right to force the prepayment of the Investor Notes in an aggregate amount equal to the lesser of (x) $5 million and (y) 20% of the sum of the daily dollar trading volume of the our common stock during such prior two trading day period (subject to reduction for any voluntary prepayments from the applicable investor in such period); provided, that all such forced prepayments, in the aggregate, may not exceed 1/3 of the initial principal outstanding under the Investor Notes on the closing date.

The Investor Notes also contain certain optional “netting” rights of the Buyers which, if exercised, would reduce the amount outstanding under the Convertible Notes and the Investor Notes by the same amount and, accordingly, the cash proceeds received by the Company from the Buyers pursuant to the Financing. These netting rights include (i) the right of the Buyer, (A) on or after the 30th calendar day after the Closing Date, or (B) at any time on or after the occurrence of an event of default under Notes, with respect to any portion of principal under the Investor Notes, to net against any obligations of the Company remaining under the Convertible Notes an equal amount of the obligations of the Buyer remaining under the Buyer’s Investor Note; (ii) the right of the Buyers, on the maturity date of the Convertible Notes, to net against any obligations remaining under the Convertible Notes an equal amount of the obligations remaining under the Investor Notes; (iii) the right of the Buyers, with respect to any required redemption of all or any portion of the Convertible Notes, solely to the extent such portion of the Conversion Amount (as defined in the Convertible Notes) subject to such redemption includes Restricted Principal, (iv) the right of the Buyers to net against any obligations remaining under the Convertible Notes an equal amount of the obligations remaining under the Investor Notes if an Event of Default occurs and is not cured; (v) the right of the Buyers to net against the unpaid principal amount of the Convertible Notes an equal amount of the unpaid principal of the Investor Notes upon a Bankruptcy Event of Default; and (vi) an automatic netting of obligations under the Convertible Notes equal to 75% of the Restricted Principal in exchange for the cancellation of the principal amount of the Investor Notes outstanding on the date of a transfer by the Company of the Investor Notes to any person without the consent of the Buyers.

Master Netting Agreement

The Company and the Buyers will enter into a master netting agreement (the “Master Netting Agreement”) to set forth for each party its right to net obligations that may arise under the Note Purchase Agreement, the Investor Notes, the Convertible Notes and the SPA (collectively, the “Underlying Agreements”) upon the occurrence of certain events, including as described above.

MoviePass Guaranty

As noted above, as a condition to closing the Financing, MoviePass will be obligated to provide a Guaranty to the Buyers pursuant to which it will (i) guarantee the punctual payment of all obligations under the Convertible Notes, including all interest, make-whole and other amounts that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Financing documents, and (ii) agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Buyers in enforcing any rights under the MoviePass Guaranty or any other Financing document.

Voting and Lockup Agreements

As a condition to closing the Financing, Theodore Farnsworth, the Chief Executive Officer and Chairman of the Board of the Company, and Helios and Matheson Information Technology Ltd. (“HMIT”), of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, the “Principal Stockholders”), who collectively own approximately 1.7% of the Company’s issued and outstanding common stock as of the Closing Date, will execute voting and lockup agreements with the Company (each a “Voting and Lockup Agreement” and collectively, the “Voting and Lockup Agreements”). Pursuant to the Voting and Lockup Agreements, the Principal Stockholders agree to vote in favor of or consent to the Company’s issuance of the Securities at any meeting of stockholders or written consent of stockholders for such purpose. The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the initial date when all of the principal outstanding under the Convertible Notes issued to the Buyers consists of Restricted Principal thereunder, the Principal Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company (except that shares underlying equity awards granted to Mr. Farnsworth may be sold between April 1 to April 15 of any given year, not to exceed a total of 262,500 shares, in connection with the full or partial payment of applicable taxes or tax withholding obligations arising from the issuance of an award of common stock or options to purchase common stock granted to Mr. Farnsworth pursuant to an Approved Stock Plan, as defined in the SPA), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Principal Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Principal Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Principal Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Principal Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

Buyer Voting Agreements

As a condition to closing the Financing, we required each Buyer, severally and not jointly, to execute a separate voting agreement with the Company (each a “Buyer Voting Agreement” and collectively, the “Buyer Voting Agreements”). Pursuant to the Buyer Voting Agreements, each Buyer will agree to vote the Preferred Stock and any shares of common stock the Buyer owns or may acquire (together, the “Buyer Securities”) in favor of or consent to the (i) approval of the issuance of shares of common stock upon conversion of the January Notes, to the extent required by Nasdaq Listing Rule 5635 (the “Stockholder Approval”) (ii) Stockholder Resolutions (as defined in the January Securities Purchase Agreement), (iii) an increase in the authorized shares of the Company from 500,000,000 to 2,000,000,000 and (iv) a reverse stock split of the common stock of the Company in the range of 1 share-for-2 up to a ratio of 1 share-for-250 shares; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the SPA) or the Transaction Documents (as defined in the January Securities Purchase Agreement) or which could result in any of the conditions to the Company's obligations under the Transaction Documents (as defined in the SPA) or the Transaction Documents (as defined in the January Securities Purchase Agreement), as applicable, not being fulfilled. The agreement to vote the Buyer Securities described above terminates upon the receipt of the Stockholder Approval (as defined in the January Securities Purchase Agreement).

The Buyer Voting Agreements also require that, at any time prior to the record date for the Stockholder Meeting (as defined in the January Securities Purchase Agreement), each Buyer will not directly or indirectly (i) offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of Buyer Securities, (ii) grant a proxy or power of attorney with respect to Buyer Securities, or (iii) create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Buyer’s voting rights, charge or other encumbrance of any nature whatsoever with respect to Buyer Securities, or (iv) initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

The above discussion does not purport to be a complete description of the SPA, the Convertible Notes, the Note Purchase Agreement, the Investor Notes, the Master Netting Agreement, the Guaranty, the Voting and Lockup Agreements and the Buyer Voting Agreements described in this Current Report on Form 8-K (this “Current Report”) and it is qualified in its entirety by reference to the full text of such documents, which are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Financing Fees

Canaccord Genuity, Inc. (“Canaccord”) was the placement agent for the Financing and (1) with respect to the sale of the Convertible Notes and Preferred Stock to Hudson Bay Master Fund Ltd. (“Hudson Bay”) will be entitled to a cash fee equal to 3% of gross proceeds and (2) with respect to the sale of the Convertible Notes and Preferred Stock to other investors will be entitled to a cash fee equal to 7% of gross proceeds received by the Company.

Palladium Capital Advisors, LLC will receive (1) five percent (5%) of the gross cash proceeds actually received by the Company from Hudson Bay in connection with the sale of Convertible Notes and the Preferred Stock, as and when received; plus (2) a warrant (the “Warrants”) to purchase eight percent (8%) of the number of shares of Common Stock (the “Warrant Shares”) determined by dividing the aggregate purchase price of the Preferred Stock purchased by Hudson Bay by the Conversion Price in effect as of the Subscription Date and eight percent (8%) of the number of shares of Common Stock into which any Unrestricted Principal of the Note purchased by Hudson Bay is initially convertible at the Conversion Price in effect as of the Subscription Date, at an exercise price equal to the Conversion Price of the Note in effect as of the Subscription Date, without regard to any adjustment of the Conversion Price resulting from the anti-dilution provision of the Note, other than proportionate adjustments to the Conversion Price resulting from stock splits or combinations or similar proportionately applied changes to the Company’s outstanding common stock.

The above discussion does not purport to be a complete description of the Warrants described in this Current Report and it is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

The Securities, the Warrants, the Warrant Shares, and the Preferred Stock are being offered and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder. Each Buyer represented to the Company that the Buyer is an “accredited investor” as defined in Regulation D of the Securities Act and that the Convertible Notes and the Conversion Shares are being acquired solely for the Buyer’s own account and for investment purposes and not with a view to the future sale or distribution of any such securities by the Buyer. Appropriate legends will be affixed to the Convertible Notes, the Conversion Shares, the Preferred Stock, the Warrants, the Warrant Shares upon issuance.

Item 3.03	Material Modification to Rights of Security Holders

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure.

Financial Update

MoviePass continues to be a hypergrowth company, as demonstrated by its acquisition of over 3 million paying subscribers since August 15, 2017. To become a profitable company and achieve the economy of scale in the movie industry that we are expecting, we will require a significant amount of additional capital for MoviePass (our movie theater subscription service subsidiary), MoviePass Ventures (our movie investment subsidiary), MoviePass Films (our original content production subsidiary), Moviefone™ (our media content advertising platform) and any future acquisitions we may seek in order to continue our vertical integration, potentially exceeding $1.2 billion in total additional required capital. We expect to continue raising debt or equity capital to achieve our objectives, as and when available. If we maintain our access to capital, we expect the rapid growth of MoviePass to continue for the foreseeable future. We expect MoviePass’ continued growth will continue to create new revenue opportunities from marketing the movies of others, from partnerships with exhibitors and from our own movie content businesses including participation in box office and home entertainment revenues from our own movies, which we believe we can maximize by marketing our films through the MoviePass subscription service. To maintain our growth and continue to fundamentally transform the movie industry, for the benefit of the entire movie ecosystem, we will continue to incur a significant monthly cash deficit, until or unless we achieve positive cash flow or profitability, of which there is no assurance.

Due to MoviePass’ greater than anticipated subscriber growth, investments we are making in movies through our subsidiaries MoviePass Ventures and MoviePass Films, and completing acquisitions such as Moviefone™, our monthly cash deficit has continued to grow. As of May 31, 2018, we had approximately $18.5 million in available cash and approximately $30.3 million on deposit with our merchant and fulfillment processors for a total of approximately $48.8 million. The funds held by these processors represent a portion of the payments received for annual and other extended term MoviePass subscription plans and future ticket fulfillment, which we classify as current assets on our balance sheet and which we expect to be disbursed to us or utilized during 2018. Our average monthly cash deficit has been approximately $25.0 million per month from September 30, 2017 to May 31, 2018 inclusive of our processor deposits. From May 1, 2018 through June 15, 2018, we acquired approximately 545,000 new paying subscribers. Due to our greater than anticipated subscriber growth in May 2018, our cash deficit for the month of May 2018 was approximately $40.0 million and we anticipate our cash deficit for the month of June 2018 will be at least $45.0 million due to significant subscriber growth and strong box office results of recently released films. As the MoviePass subscriber base increases rapidly, and as we increase our investments in movies through MoviePass Ventures and MoviePass Films, and make other acquisitions, our monthly cash deficit will continue to increase in the coming months.

However, the usage rate of our MoviePass subscribers has been declining significantly since January 1, 2018, and our cost per ticket has been declining as well. We believe the continuing decline in our subscriber usage rates, cost per ticket and cost savings resulting from recent technological measures we implemented to promote the fair use of the MoviePass subscription product, together with MoviePass’ marketing and promotional revenues and additional revenues resulting from our investments in movies through MoviePass Ventures and MoviePass Films, including both box office and home entertainment revenues, will result in the Company becoming cash flow positive during the first half of 2019, assuming we are able to maintain our access to capital, of which there is no assurance.

To maintain our growth and continue to fundamentally transform the movie industry, we will continue to require significant proceeds from sales of our debt or equity securities, including common stock pursuant to our Equity Distribution Agreement with Canaccord Genuity, among other sources of capital. Beginning May 9, 2018 and through June 15, 2018, the Company has issued shares of common stock pursuant to its Equity Distribution Agreement with Canaccord Genuity, and its November 2017 convertible notes following receipt of prepayments under corresponding November 2017 investor notes. Accordingly, during the period from May 9, 2018 through June 15, 2018, the Company has issued approximately 100.8 million shares of its common stock and received gross cash proceeds of approximately $54.8 million from sales of its common stock pursuant to the Equity Distribution Agreement. In addition, during the same period, the Company received gross proceeds of approximately $23.8 million with respect to funding of the November 2017 investor notes and issued approximately 57.4 million shares with respect to the conversion of its November 2017 convertible notes inclusive of shares related to the make-whole interest provisions of those notes.

Furthermore, to the extent we use any net proceeds from sales of our securities for acquisitions of other businesses or financial interests in additional movies (through our subsidiaries, MoviePass Ventures or MoviePass Films), we will need additional capital to offset our monthly cash deficit to the extent resulting from those further investments.

Our access to additional equity capital will depend, in part, on our ability to obtain the requisite stockholder approval at a special meeting of stockholders (the “Special Meeting”), as described in our preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 19, 2018, to increase our authorized common stock, to effect a reverse stock split and to issue shares of common stock pursuant to the convertible notes we issued to an institutional investor in January 2018 (the “Special Meeting Proposals”), all of which the holders of our Preferred Stock will be required to vote for affirmatively (as described under Item 1.01 of this Current Report). As of June 19, 2018, we had 222,914,649 shares outstanding out of our currently authorized 500 million shares of common stock. If we are unable to obtain the requisite stockholder approval of the Special Meeting Proposals, our access to additional equity capital, including through our Equity Distribution Agreement with Canaccord Genuity, will be significantly diminished, until or unless we are able to obtain such approval. In that case, we would be reliant on seeking non-convertible debt capital, which may not be available on acceptable terms, if at all, or voluntary prepayments from our institutional investors under the investor notes payable to us that we hold totaling $229.9 million in aggregate principal amount, including the Investor Notes issued in the Financing described in Item 1.01 above.

As previously reported, if we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned growth or otherwise alter our business model, objectives and operations, which could harm our business, financial condition and operating results.

Forward Looking Statements

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Forward-looking statements include, but are not limited to, statements regarding our expectations and beliefs regarding: the future growth of MoviePass; our monthly cash deficits; and our ability to become cash flow positive and the timing thereof. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some, but not all, of these risks include, among other things: our capital requirements and whether or not we will be able to raise capital as needed; our ability to obtain the requisite stockholder approval to increase our authorized common stock, effect a reverse split and issue shares pursuant to our January 2018 convertible notes; an increase in MoviePass subscriber usage rates; an increase MoviePass’ cost per ticket; our ability to continue to obtain cost savings from technological measures we implement to promote the fair use of the MoviePass subscription product; our ability to successfully develop the business model of MoviePass; our ability to integrate the operations of MoviePass and other acquired businesses into our operation; our ability to retain our existing clients and market and sell our services to new clients; and the risk factors set forth in the periodic reports we file with the Securities and Exchange Commission including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent quarterly reports.

This Report does not constitute an offer to sell or the solicitation of an offer to buy our common stock, nor will there be any sale of our common stock in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. A final prospectus supplement dated April 18, 2018 and accompanying prospectus relating to the offering of common stock pursuant to the Equity Distribution Agreement with Canaccord Genuity has been filed with the SEC and is available for free on the SEC’s website at www.sec.gov.

Additional Information for Stockholders of HMNY about the Special Meeting and Where to Find It

HMNY has filed with the SEC a preliminary proxy statement and will furnish its stockholders with a definitive proxy statement in connection with the Special Meeting and security holders of HMNY are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about HMNY and its affiliates and the Special Meeting. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by HMNY with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of HMNY’s filings from HMNY’s website at www.hmny.com or by directing a request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE SPECIAL MEETING PROPOSALS.

Participants in the Solicitation

HMNY and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of HMNY in connection with the Special Meeting. Information about those directors and executive officers of HMNY, including their ownership of HMNY securities, is set forth in its annual report on Form 10-K for the year ended December 31, 2017, which HMNY filed with the SEC on April 17, 2018. Investors and security holders may obtain additional information regarding the direct and indirect interests of HMNY and its directors and executive officers in the Special Meeting Proposals by reading the proxy statement and other public filings referred to above.

Item 9.01	Financial Statements and Exhibits.

On June 21, 2018, the Company issued a press release regarding the Financing. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Exhibit No.	Description

3.1*	Form of Certificate of Designations of Series A Preferred Stock.
4.1*	Form of Notes to be issued by the Company.
4.2*	Form of Investor Note to be issued by the Buyers.
10.1*	Form of Securities Purchase Agreement.
10.2*	Form of Note Purchase Agreement.
10.3*	Form of Master Netting Agreement.
10.4*	Form of Guaranty.
10.5*	Form of Voting and Lockup Agreement for Theodore Farnsworth.
10.6*	Form of Voting and Lockup Agreement for HMIT.
10.7	Form of Palladium Warrants (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on November 13, 2017).
10.8*	Form of Voting Agreement between the Company and the Buyers.
99.1*	Press Release

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Dated: June 21, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Form of Certificate of Designations of Series A Preferred Stock.
4.1*	Form of Notes to be issued by the Company.
4.2*	Form of Investor Note to be issued by the Buyers.
10.1*	Form of Securities Purchase Agreement, by and among the Company and the Buyers.
10.2*	Form of Note Purchase Agreement.
10.3*	Form of Master Netting Agreement.
10.4*	Form of Guaranty.
10.5*	Form of Voting and Lockup Agreement for Theodore Farnsworth.
10.6*	Form of Voting and Lockup Agreement for HMIT.
10.7	Form of Palladium Warrants (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on October 5, 2017).
10.8*	Form of Voting Agreement between the Company and the Buyers.
99.1*	Press Release

* Filed herewith.